AMENDMENT TO TECHNICAL SERVICES AGREEMENT

    THIS AMENDMENT to Technical Services Agreement is made as of the 15th day of September, 1999, by and between AMERICAN CARD
TECHNOLOGY, INC., a Delaware corporation ("American Card") and
SOFTCHIP TECHNOLOGIES (3000) LTD., a corporation organized under the laws of Israel ("SoftChip").

                                  WITNESSETH:

    WHEREAS, American Card and SoftChip are parties to a technical service agreement dated as of March 7, 1998 and amended pursuant to two "Amendment to Technical Services" Agreements as dated December 10, 1998 and June 15, 1999 (as amended the "Service Agreement"); and

    WHEREAS, pursuant to the Service Agreement, the term thereof is to commence on that date which is the closing of a technology purchase agreement dated as of March 7, 1998 and subsequently amended (as amended, the "Purchase Agreement").

    NOW THEREFORE, in consideration of the foregoing and the covenants contained herein, the parties hereto agree as follows:

    1. American Card and SoftChip each hereby acknowledge and agree that the commencement of the Purchase Agreement has been extended, and therefore the commencement of the Service Agreement is likewise extended.

    2.   Section 1, "Engagement", of the Service Agreement shall as
of the date hereof, be   amended by adding, at the end of the first
paragraph thereof, the following: "ACT and SoftChip agree that, should ACT wish to engage SoftChip, and SoftChip agree, at its discretion, to accept such engagement, to develop and deliver to ACT Major Enhancements, and should the parties agree on the price of such Major Enhancements, including the payment terms and delivery schedule therefor ("Major Enhancement Price"), then the parties may agree to shorten the term during which Technical Support is to be provided under this Service Agreement and apply the compensation which would be due for the cancelled period, towards payment of the Major Enhancements Price. For the purpose of this provision, Major Enhancement Price shall include the post delivery, on-going maintenance of delivered Major Enhancements, if agreed to. Nothing in this clause shall require that SoftChip agree to develop or deliver Major Enhancements and/or that it must agree to maintain such delivered Major Enhancements under any terms and/or any conditions whatsoever."

    3. Except as amended hereby, the Service Agreement remains in full force and effect and is hereby ratified and confirmed.

    IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

Signed, Sealed, and Delivered
in the Presence of:
                                    AMERICAN CARD TECHNOLOGY, INC.


                                    By:       /S/RAYMOND FINDLEY, JR.

                                             -------------------------------
                                             Its President


                                    SOFTCHIP TECHNOLOGIES (3000) LTD.


                                    By:      /S/ MICKEY COHEN

                                             -------------------------------
                                             Its Director